SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


Date of Report (Date of earliest event reported) August 26, 1997

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


        Pennsylvania                 0-10822              25-1229323
(State of other jurisdiction (Commission File Number)   (IRS Employer
     of incorporation)                                Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)

Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
               On August 26, 1997, Biocontrol Technology, Inc. (NASDAQ:BICO) announced today that Mr. Don R. McCombs, P.E. has been named Chief Executive Officer for its subsidiary, Petrol Rem, Inc. He replaces Mr. Anthony J. Feola who will now concentrate his efforts more fully in Biocontrol as Chief Operating Officer. Mr. Feola will remain as Chairman of the Board of Petrol Rem.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO

DATED:  August 26, 1997

BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Release:  Immediate

For More Information, Call:

Investors                                      Media
Diane McQuaide
Susan Taylor
1.412.429.0673  phone
1.412.279.9455 phone
1.412.279.9690  fax
1.412.279.9447 fax


    TOP ENVIRONMENTAL EXECUTIVE TO HEAD BIOCONTROL SUBSIDIARY

      Pittsburgh, PA - August 26, 1997 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that Mr. Don R. McCombs, P.E. has been named Chief Executive Officer for its subsidiary, Petrol
Rem,  Inc.   He  replaces  Mr. Anthony  J.  Feola  who  will  now
concentrate  his  efforts  more  fully  in  Biocontrol  as  Chief
Operating  Officer.   Mr. Feola will remain as  Chairman  of  the
Board of Petrol Rem.
      Mr. McCombs, who lives in a Chicago suburb, has a Master of
Science  degree  in  Environmental  Systems  Engineering  and   a
Bachelor  of  Science  in Civil Engineering,  both  from  Clemson
University.
       Following  graduation,  he  spent  seven  years  with  the
Environmental   Protection   Agency   as   Manager   of   several
environmental response activities. Mr. McCombs later joined Waste Management, Inc. (WMI) of Oakbrook, IL, a leading provider of waste management and environmental services with revenues in excess of $9 billion. In thirteen years with this firm, he held various executive positions with the last three years as the chief environmental officer of Chemical Waste Management, a partially owned subsidiary of WMI, with cleanup activities for all major industrial sectors in the US.
     Mr. McCombs was also Vice President at Haztech, Inc., a firm specializing in the application of environmental technologies, where he was responsible for developing and marketing all aspects of the environmental remediation business for commercial and government clients.
     Prior to joining Petrol Rem, Mr. McCombs was Vice President, Environment, Health & Safety and Quality for IMC Global, Inc., one of the world's leading crop nutrient providers.
      "With a solid, broad background in environmental regulation and clean up, Mr. McCombs will bring a level of expertise and top-notch contacts to Petrol Rem that will be very instrumental in guiding this company to a leading role in oil spill cleanup products," said Mr. Feola.

      Of his new position, Mr. McCombs said, "I am very excited about this company and its products. Petrol Rem's Petroleum Remediation Product (PRP) performs better than any I've seen used in oil spill cleanup. PRP, or its related products, should be on hand in any situation where the potential for oil spill exists. We're going to work hard to make this company a leader in the industry."
        Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products. Subsidiary Petrol Rem, Inc. develops and manufactures unique oil spill response products and has offices, as well as manufacturing and warehousing facilities, in Pittsburgh, Florida, and the Texas/Louisiana Gulf.